Exhibit 10.1
THIRD AMENDMENT TO OFFICE LEASE
This THIRD AMENDMENT TO OFFICE LEASE ("Third Amendment") is made and entered into as of October 7, 2022 (the “Effective Date”), by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and DERMTECH, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant are parties to the Office Lease dated July 1, 2021 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated April 22, 2022 (the "First Amendment") and that certain Second Amendment to Office Lease dated April 22, 2022 (the "Second Amendment," and together with the Original Lease and First Amendment, the "Lease"), whereby Tenant leases 110,082 rentable (and usable) square feet of space ("Premises") consisting of the entire office building located at 12340 El Camino Real, San Diego, California 92130 ("Building").
B.    Landlord and Tenant desire to enter into this Third Amendment to make certain modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.
2.No Fitness Center. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby acknowledge and agree that the fitness center located in the 12390 Building shall be used exclusively by another tenant of the Project effective as of January 1, 2023, and accordingly, such fitness center shall thereafter not constitute part of the Project Common Areas.
3.Measurement of Premises due to Reduction in Project Common Area. As a result of such fitness center no longer constituting part of the Project Common Areas, notwithstanding anything to the contrary in the Lease, effective as of January 1, 2023, the measurement of the Expansion Premises (and accordingly, the Building and the Premises) shall be amended such that (a) the Expansion Premises (as defined in the Second Amendment) contains a total of approximately 13,310 rentable (and usable) square feet of space (reduced from 14,085 rentable (and usable) square feet of space as originally stated in the Second Amendment), and (b) accordingly, the Premises and the Building contain a total of approximately 109,307 rentable (and usable) square feet (reduced from 110,082 rentable (and usable) square feet of space as originally stated in the Lease), and (c) in connection with such new measurements, all amounts owning by Tenant under the Lease shall be decreased in connection with such modified rentable (and usable) square feet of the Expansion Premises, Premises and Building. Accordingly, and notwithstanding anything to the contrary contained in the Lease, from and following January 1, 2023, Tenant shall continue to pay monthly installments of Base Rent for the Existing Premises in accordance with the Lease, Tenant shall pay monthly installments of

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Base Rent for the Expansion Premises as set forth in Schedule 1 attached hereto, and Tenant's Share of the Project with respect to the entire Premises shall be 59.88%, and Tenant shall otherwise pay Base Rent and Tenant's Share of Direct Expenses with respect to the entire Premises in accordance with the terms of the Lease.
4.Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than Cushman & Wakefield (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 4 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
5.Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that Premises have not undergone inspection by a Certified Access Specialist (CASp). The terms and conditions of Section 24.3 of the Original Lease shall continue to apply to the Lease, as hereby amended, with full force and effect as if stated herein in full.
6.Signatures. The parties hereto consent and agree that this Third Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Third Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Third Amendment electronically, and (2) the electronic signatures appearing on this Third Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
7.No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.
[signatures follow on next page]

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IN WITNESS WHEREOF, this Third Amendment has been executed on November 11, 2022, as of the day and year first above written.

"LANDLORD":
REALTY, L.P.,
a Delaware limited partnership
By:    Kilroy Realty Corporation,
a Maryland corporation
Its: General Partner
By:    /s/Nelson Ackerly
Name: Nelson Ackerly
Its:    Senior Vice President, Leasing
By:    /s/ Annie Caldwell
Name:     Annie Caldwell
Its:    Vice President, Leasing
"TENANT":
DERMTECH, INC.,
a Delaware corporation
By:    /s/ John Doback
Name:    John Dobak, M.D.
Its:    CEO

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SCHEDULE 1
BASE RENT SCHEDULE FOR EXPANSION PREMISES

Period During Expansion Term	Monthly Installment of Base Rent
Expansion Commencement Date – December 31, 2022	$41,507.56
January 1, 2023 – Last day of Month 12	$39,453.81
Months 13 - 24	$76,189.41
Months 25 - 36	$78,349.62
Months 37 – 48	$80,574.64
Months 49 – 60	$82,866.41
Months 61 – 72	$85,226.93
Months 73 – 84	$87,658.27
Months 85 – 96	$90,162.55
Months 97 – 108	$92,741.96
Months 109 – 120	$95,398.75
Months 121 – Lease Expiration Date	$98,135.24

4857-8585-9887.1 377185.00018/9-26-22/sv/sv	SCHEDULE 1 -1-	[Third Amendment] [DermTech, Inc.]